                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12

                         Sinclair Broadcast Group, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[x]      $125  per   Exchange   Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),   or
         14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
         0-11.

(1)      Title of each class of securities to which transaction applies:

         ______________________________________________________________________

(2)      Aggregate number of securities to which transaction applies:

         ______________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *1

         ______________________________________________________________________

(4)      Proposed maximum aggregate value of transaction:

         ______________________________________________________________________

*1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:
         ______________________________________________________________________

(2)      Form, Schedule or Registration Statement No.:
         ______________________________________________________________________

(3)      Filing Party:
         ______________________________________________________________________

(4)      Date Filed:

         ----------------------------------------------------------------------

                 [LETTERHEAD OF SINCLAIR BROADCAST GROUP, INC.]



                                                                    June 1, 1996


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Sinclair Broadcast Group, Inc. ("Sinclair") to be held on June 28, 1996 at the Company's offices at 2000 West 41st Street, Baltimore, Maryland 21211 at 10:00 a.m., local time. As described in the enclosed Proxy Statement, at the Annual Meeting, the stockholders of Sinclair will be asked to (i) elect seven members of the Board of Directors of Sinclair; (ii) approve an amendment to Sinclair's Amended and Restated Charter (the "Charter") for the purpose of increasing the number of shares of Class A Common Stock authorized to be issued by Sinclair from 35,000,000 shares to 100,000,000 shares and increasing the number of shares of preferred stock authorized to be issued by Sinclair from 5,000,000 shares to 10,000,000 shares (the "Charter Amendment"); (iii) approve, ratify and confirm the adoption of the 1996 Long-Term Incentive Plan of Sinclair (the "LTIP Approval"); (iv) approve, ratify and confirm the adoption of certain amendments to the Sinclair Incentive Stock Option Plan increasing from 400,000 to 500,000 the number of options that may be granted under the Plan, delegating to an officer of the Company the authority to make certain option awards, revising the exercise and expiration periods for options and making certain other changes (the "1995 Plan Amendments"); (v) approve, ratify and confirm the selection of Arthur Andersen LLP as Sinclair's independent auditors for the fiscal year ended December 31, 1996; and (vi) transact such other business as properly comes before the meeting.

         THE BOARD OF DIRECTORS OF SINCLAIR RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR APPROVAL OF EACH OF THE OTHER PROPOSALS.

         All members of the Sinclair Board of Directors and certain other stockholders, holding in the aggregate approximately 97% of the voting power of the outstanding shares of Sinclair Common Stock on May 21, 1996 (the record date for the Annual Meeting), have agreed in writing (subject, in the case of the directors, only to their fiduciary duties) to vote all of their shares in favor of the Charter Amendment, the LTIP Approval and the 1995 Plan Amendments. Accordingly, approval of the Charter Amendment, the LTIP Approval and the 1995 Plan Amendments by the Sinclair stockholders is assured. Nevertheless, your vote on these matters is very important. We urge you to review carefully the enclosed materials and to return your proxy promptly.

         Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                        Sincerely,



                                        David D. Smith
                                        Chairman of the Board
                                        and Chief Executive Officer

     YOUR VOTE IS IMPORTANT -- Please execute and return the enclosed proxy promptly, whether or not you plan to attend the
                 Sinclair Broadcast Group, Inc. Annual Meeting.



                         SINCLAIR BROADCAST GROUP, INC.
                               2000 W. 41st Street
                            Baltimore, Maryland 21211


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                           To be held on June 28, 1996


To the Stockholders of Sinclair Broadcast Group, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Sinclair Broadcast Group, Inc. ("Sinclair") will be held at the Company's offices at 2000 West 41st Street, Baltimore, Maryland 21211 on June 28, 1996, commencing at 10:00 a.m., for the following purposes:


         1.       To elect seven directors, each for a one-year term.

         2. To consider and act upon an amendment to Sinclair's Amended and Restated Charter for the purpose of increasing the number of shares of Class A Common Stock authorized to be issued by Sinclair from 35,000,000 shares to 100,000,000 shares and increasing the number of shares of preferred stock authorized to be issued by Sinclair from 5,000,000 shares to 10,000,000 shares.

         3. To consider and act upon the 1996 Long-Term Incentive Plan of Sinclair.

         4. To consider and act upon certain amendments to the Sinclair Incentive Stock Option Plan increasing from 400,000 to 500,000 the number of options that may be granted under the Plan, delegating to an officer of the Company the authority to make certain option awards, revising the exercise and expiration periods for options and making certain other changes.

         5. To ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent public accountants of Sinclair for the fiscal year ending December 31, 1996.

         6. To transact such other business as may properly come before the Annual Meeting.

Accompanying this notice is a Proxy Statement and a Proxy Card. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. A Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. May 21, 1996 was fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record at the close of business on May 21, 1996 will be entitled to vote at the Annual Meeting.

         You are cordially invited to attend the Annual Meeting, and you may vote in person even though you have returned your card.


                                 BY ORDER OF THE BOARD OF DIRECTORS



                                 J. Duncan Smith
                                 Secretary


Baltimore, Maryland
June 1, 1996

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES...............                2

PROPOSAL 1: ELECTION OF DIRECTORS..............................                3

PROPOSAL 2: AUTHORIZATION OF THE CHARTER AMENDMENT.............                4

PROPOSAL 3: 1996 LONG-TERM INCENTIVE PLAN......................                9

PROPOSAL 4: 1995 INCENTIVE STOCK OPTION PLAN AMENDMENT.........               13

PROPOSAL 5: RATIFICATION OF INDEPENDENT AUDITORS...............               15

BENEFICIAL OWNERSHIP OF COMMON STOCK...........................               16

EXECUTIVE COMPENSATION AND RELATED MATTERS.....................               17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................               22

OTHER MATTERS..................................................               27

STOCKHOLDER PROPOSALS..........................................               27

INCORPORATION OF INFORMATION BY REFERENCE......................               27

EXHIBIT A -- CHARTER AMENDMENTS................................              A-1

EXHIBIT B -- LONG TERM INCENTIVE PLAN..........................              B-1

EXHIBIT C -- AMENDMENTS  TO THE STOCK OPTION PLAN..............              C-1

                         SINCLAIR BROADCAST GROUP, INC.
                               2000 W. 41st Street
                            Baltimore, Maryland 21211

                                ----------------


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS


                           To be held on June 28, 1996

                                -----------------


     This Proxy Statement is being furnished to the stockholders of Sinclair Broadcast Group, Inc. ("Sinclair" or the "Company") for use in connection with the Annual Meeting of Stockholders (the "Annual Meeting") of Sinclair to be held on June 28, 1996 at 2000 W. 41st St., Baltimore, Maryland 21211, and any adjournments or postponements thereof. This Proxy Statement is being used for the solicitation of proxies by the Board of Directors of Sinclair (the "Sinclair Board"). It is first being mailed to the stockholders of Sinclair on or about May 31, 1996.

         At the Annual Meeting, the stockholders of Sinclair (the "Record Stockholders") at the close of business on May 21, 1996 (the "Record Date") will be asked to (i) elect seven members of the Board of Directors of Sinclair; (ii) approve an amendment to Sinclair's Amended and Restated Charter (the "Charter") for the purpose of increasing the number of shares of Class A Common Stock ("Class A Common Stock") authorized to be issued by Sinclair from 35,000,000 shares to 100,000,000 shares and increasing the number of shares of preferred stock authorized to be issued by Sinclair from 5,000,000 to 10,000,000 (the "Charter Amendment"); (iii) approve, ratify and confirm the adoption of the 1996 Long-Term Incentive Plan of Sinclair (the "LTIP Approval"); (iv) approve, ratify and confirm the adoption of certain amendments to the Sinclair Incentive Stock Option Plan (the "Stock Option Plan") increasing from 400,000 to 500,000 the number of options that may be granted under the Stock Option Plan, delegating to an officer of the Company the authority to make certain option awards, revising the exercise and expiration periods for options and making certain other changes (the "1995 Plan Amendments"); (v) approve, ratify and confirm the selection of Arthur Andersen LLP as Sinclair's independent auditors for the fiscal year ended December 31, 1996; and (vi) transact such other business as properly comes before the Annual Meeting. The items on which the stockholders are being asked to vote are referred to in this Proxy Statement as the "Proposals."

         THE BOARD OF DIRECTORS OF SINCLAIR RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR APPROVAL OF EACH OF THE OTHER PROPOSALS.

         Information regarding the persons nominated as directors and regarding each of the other Proposals and the reasons for the Proposals is set forth in this Proxy Statement, as well as certain other information regarding Sinclair. Stockholders are encouraged to read this Proxy Statement in its entirety before determining how to vote on the Proposals.

         All members of the Sinclair Board and certain other stockholders, holding in the aggregate approximately 97% of the voting power of outstanding shares of Sinclair Common Stock on the Record Date, have agreed in writing
(subject, in the case of the directors, only to their fiduciary duty) to vote all of their shares in favor of the Charter Amendment, the LTIP Approval and the 1995 Plan Amendments. Accordingly, approval of these matters by the Sinclair stockholders is assured.

         The principal executive offices of Sinclair are located at 2000 W. 41st Street, Baltimore, Maryland 21211 and its telephone number is (410) 467-5005. Stockholders with questions regarding the matters described herein may contact David B. Amy, Chief Financial Officer of Sinclair at (410) 467-5005.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The close of business on May 21, 1996 has been fixed by the Sinclair Board as the Record Date for determination of stockholders entitled to vote at the Annual Meeting. On the Record Date, 6,273,000 shares of Sinclair Class A Common Stock and 28,476,981 shares of Sinclair Class B Common Stock were outstanding. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting (145,521,406 votes) is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of two-thirds of all the votes entitled to be cast at the Annual Meeting (194,028,541 votes) will constitute shareholder approval of the Common Stock Authorization and the Preferred Stock Authorization. The affirmative vote of a majority of the votes cast at the Annual Meeting will constitute shareholder approval of each of the other Proposals. With respect to the election of directors and with respect to each of the Proposals, each share of Sinclair Class A Common Stock is entitled to one vote, and each share of Sinclair Class B Common Stock is entitled to ten votes.

         All proxies submitted on the enclosed form of proxy that are properly executed and returned to Sinclair prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournment or postponement thereof in accordance with the instructions thereon. Sinclair has named David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact on the proxy cards. All executed but unmarked proxies will be voted FOR the Board's nominees for Director and FOR approval of the other Proposals. Any proxy may be revoked by any stockholder who attends the Annual Meeting and gives notice of his or her intention to vote in person without compliance with any other formalities. In addition, any Sinclair stockholder may revoke a proxy at any time before it is voted by executing and delivering a subsequent proxy or by delivering a written notice stating that the proxy is revoked to Sinclair at 2000 W. 41st Street, Baltimore, MD 21211, Attention: J. Duncan Smith, Secretary. At the Annual Meeting, stockholder votes will be tabulated by persons appointed by the Chairman of the Board to act as inspectors of election. Abstentions and broker nonvotes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted as a vote cast; only votes cast in favor of the Proposals and executed and unmarked proxies shall be counted toward the number needed to reach approval.

         Management of Sinclair does not know of any matters other than those set forth herein that may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is intended that the persons named in the proxy will vote in accordance with their best judgment on such matters.

         The expense of preparing and printing this Proxy Statement and the proxies solicited hereby, and any filing fees incurred in connection with this Proxy Statement, will be borne by Sinclair. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of Sinclair, without additional remuneration, by personal interviews, telephone, telegraph, letter or otherwise. Sinclair may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners of shares of Sinclair and will provide reimbursement for the cost of forwarding the material in accordance with customary charges.

         THE BOARD OF DIRECTORS OF SINCLAIR RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR AND FOR APPROVAL OF EACH OF THE OTHER PROPOSALS.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         It is proposed to elect seven directors of the Company to hold office for terms of one year and until their successors shall be elected and shall qualify. At the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares covered by the proxy for the election of the nominees named below to the Board of Directors of the Company unless instructed to the contrary. Each nominee is currently a director of the Company. Each nominee has indicated his willingness to serve, if elected; however, if any nominee should be unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors.

         Set forth below for each nominee is the director's name, age, length of service as a director, his principal occupation and business experience of the past five years, and the names of any other publicly held companies for which he serves as a director.



                                             Director             Principal occupation and business experience
           Nominee                Age         Since                        during the past five years
           -------                ---         -----                        --------------------------
David D. Smith                     43          1986       President, Chief Executive Officer, Director and Chairman
                                                          of the Board of the Company since 1990.

Frederick G. Smith                 46          1986       Vice President of the Company since 1990.

J. Duncan Smith                    42          1986       Vice President and Secretary of the Company since 1988.

Robert E. Smith                    32          1986       Vice President and Treasurer of the Company since 1988.

Basil A. Thomas                    80          1993       Of counsel to the Baltimore law firm of Thomas &
                                                          Libowitz, P.A. since 1983.

William E. Brock                   65          1995       Consultant from 1995 to present; Chairman of the Brock
                                                          Group from 1989 to 1994.

Lawrence E. McCanna                52          1995       Managing partner of the accounting firm of Gross,
                                                          Mendelsohn & Associates, P.A. since 1982.


         Messrs. David, Frederick, Duncan and Robert Smith (the "Controlling Stockholders") have entered into a stockholders agreement pursuant to which they have agreed, for a period of 10 years commencing June 12, 1995, to vote for each other as candidates for election to the Board of Directors of the Company.

         In connection with the acquisition (the "River City Acquisition") of assets of River City Broadcasting, L.P. (as described under "Proposal 2:
Authorization of the Charter Amendment -- The River City Acquisition") the Company has agreed to increase the size of the Board of Directors from seven to nine directors, and agreed to cause each of Barry Baker and Roy F. Coppedge to be appointed as members of the Board of Directors as soon as permissible under the rules of the FCC and applicable laws. As of the date of mailing of this Proxy Statement, this condition had not been satisfied. If it is satisfied prior to the date of the Annual Meeting, Mr. Baker and/or Mr. Coppedge will be appointed to the Board of Directors and will be nominated for an annual term as director at the Annual Meeting. If the condition is not satisfied prior to the Annual Meeting, in accordance with the Company's bylaws, the Board of Directors will appoint Mr. Baker and Mr. Coppedge to serve as directors until the next Annual Meeting of Stockholders as soon as the condition is satisfied. The Controlling Stockholders have agreed to vote for the election of Mr. Baker to the Board of Directors for so long as he is an employee of the Company pursuant to the terms of his employment agreement and to vote for Mr. Coppedge (or another designee of Boston Ventures Limited

Partnership IV and Boston Ventures Limited Partnership IVA "Boston Ventures") to the Board of Directors for a period ending on the earlier of (a) five years after the later of the closing of the River City Acquisition and the beginning of Mr. Baker's employment with Sinclair under the Employment Agreement with Mr. Baker described below under "Executive Compensation and Related Matters -- Employment Agreements" and (b) such time as Boston Ventures no longer owns 721,115 shares of Common Stock (or preferred stock convertible into that number of shares of Common Stock).

Meetings of the Board of Directors and Standing Committees

         The Board of Directors had a total of 22 meetings during 1995 (including 16 consents in lieu of meetings). Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board on which he served.

         The Board of Directors of the Company currently consists of seven members. The committees of the Board of Directors include an Audit Committee and a Compensation Committee. The members of the Audit Committee are Messrs. Thomas, Brock and McCanna. This committee is charged with the responsibility of reviewing the Company's internal auditing procedures and accounting controls and will consider the selection and independence of the company's outside auditors. The Audit Committee met once during the year ended December 31, 1995. The members of the Compensation Committee are Messrs. Thomas, Brock and McCanna.
This committee is charged with the responsibility for setting executive compensation, reviewing certain of the Company's compensation programs and making recommendations to the Board of Directors in the interval between meetings. The Compensation Committee met twice during the year ended December 31, 1995.

Compensation of Directors

         Directors of the Company who also are employees of the Company serve without additional compensation. Independent directors receive $15,000 annually. These independent directors also receive $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended. In addition, the independent directors are reimbursed for any expenses incurred in connection with their attendance at such meetings.

Compliance with the Reporting Requirements of Section 16 of the Securities Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers (as defined in regulations promulgated by the U.S. Securities & Exchange Commission (the "SEC") and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except for one transaction by J. Duncan Smith which was inadvertently not timely reported on a Form 4. The transaction was subsequently reported on a Form 4.

                  PROPOSAL 2: AUTHORIZATION OF THE CHARTER AMENDMENT

         The Board of Directors has approved amendments to the Charter (i) increasing the number of authorized shares of all classes of stock from 75,000,000 shares to 145,000,000 shares, (ii) increasing the number of authorized shares of Class A Common Stock from 35,000,000 shares to 100,000,000 shares, (iii) increasing the number of authorized shares of Preferred Stock from 5,000,000 shares to 10,000,000 shares, and (iv) clarifying that the Board may designate preferred shares that are convertible into previously authorized shares of Common Stock. The Board of Directors recommends that the stockholders approve the Charter Amendment. The amendments are set out in Exhibit A.

Reasons for the Common Stock Authorization

         The Board of Directors recommends that the number of authorized shares of Class A Common Stock be increased in order to permit the issuance of additional shares (i) upon conversion of the preferred stock issued in connection with the River City Acquisition, (ii) upon the exercise of options issued pursuant to existing or future stock option plans of Sinclair, (iii) as consideration in connection with future acquisitions, (iv) in order to raise capital, or (v) for other valid purposes. As of May 1, 1996, Sinclair had issued and outstanding 6,273,000 shares of Class A Common Stock, and has reserved 28,476,981 shares for conversion of issued and outstanding shares of Class B Common Stock. Sinclair has also reserved 468,000 shares for issuance upon exercise of options issued or currently issuable under existing stock option plans. In the River City Acquisition (described below), Sinclair issued 1,150,000 shares of Series A Preferred Stock that are automatically exchanged for Series B Preferred Stock upon approval of the Charter Amendment and are then convertible into up to 4,181,818 shares of Class A Common Stock, in certain circumstances. If the Long Term Incentive Plan is approved (see "Proposal 3:
Long Term Incentive Plan") and the amendments to the 1995 Stock Option Plan are approved (see "Proposal 4: 1995 Incentive Stock Option Plan Amendment"), the Company will need to reserve an additional 2,173,673 shares for issuance upon exercise of additional options that may be granted under the Long Term Incentive Plan and the 1995 Stock Option Plan as amended. In order to reserve sufficient shares for conversion of Class B Common Stock and Series B Preferred Stock and exercise of options that may be granted under existing and proposed stock option plans, the Company needs to have approximately 41,600,000 shares of Class A Common Stock authorized. Authorization of 100,000,000 shares will allow the Company to reserve sufficient shares and have additional shares available for issuance in connection with future acquisitions, future stock option plans, raising capital or other purposes.

Reasons for the Preferred Stock Authorization and Amendments

         The Board of Directors recommends that the number of authorized shares of preferred stock be increased in order to permit the issuance of additional shares of preferred stock to raise capital, for acquisitions or for other purposes. Sinclair has designated 1,500,000 shares of Series A Preferred Stock (of which 1,150,000 are issued and outstanding) and has reserved 1,500,000 shares of Series B Preferred Stock for issuance upon exchange of the Series A Preferred Stock. Sinclair is also actively considering the issuance over the next year of up to 400,000 shares of preferred stock to raise up to $400 million in cash. After issuance of the additional proposed preferred shares, only 1,600,000 preferred shares will remain authorized that have not been issued or reserved. Authorization of 10,000,000 shares would give the Board the flexibility to issue additional shares of preferred stock in connection with future acquisitions, in order to raise additional capital or for other reasons. In addition, Sinclair has the option to issue additional shares of Series A or Series B Preferred Stock in payment of dividends on such shares (if and when dividends become payable) and will have increased flexibility to do so if the additional shares are authorized. The Board of Directors has no current plans to issue preferred stock other than as stated above.

         The Board of Directors also recommends that the Charter be amended to clarify that the Company may issue shares of preferred stock that are convertible into shares of Common Stock. The Charter currently provides that the Board may not classify or reclassify any shares of preferred stock into Common Stock. This language was intended to prevent preferred shares from being redesignated as common when there were no available authorized but unissued shares of Common Stock, but it might also be read to prevent the conversion of shares of preferred stock into previously authorized shares of Common Stock. The proposed amendment will make it clear that preferred shares can be converted into Common Stock as long as the shares into which they are converted are authorized and available for issuance. The amendment is being proposed to eliminate any uncertainty as to the validity of the Series B Preferred Stock reserved for issuance in connection with the River City Acquisition, which is convertible into Common Stock in certain circumstances.

         The terms of the Series A Preferred Stock and the Series B Preferred Stock are set forth below. The terms of any other preferred stock, including dividend rates, conversion rights and prices, voting rights, redemption prices and similar matters will be determined by the Board of Directors.

The River City Acquisition

         The Company entered into agreements to acquire (or to obtain options to acquire) substantially all of the assets of River City Broadcasting, L.P. ("River City"), on April 10, 1996. The River City Acquisition was not conditioned on shareholder approval of the Charter Amendments and is expected to close prior to the Annual Meeting.

         Pursuant to an Asset Purchase Agreement (the "APA") with River City, the Company will acquire (i) all of River City's long-term assets (the "Non-License Assets") other than FCC licenses and certain related assets ("License Assets") and the assets relating to WSYX-TV in Columbus, Ohio, and
(ii) $10,000,000 in accounts receivable. Simultaneously with the closing on the APA, the Company will enter into 10-year Time Brokerage Agreements ("TBAs") with River City with respect to all of River City's License Assets (with the exception of the License Assets relating to WSYX) and will be granted: (i) a 10-year option (the "Option") to acquire River City's License Assets for a purchase price of $20,000,000, in the aggregate, and (ii) a 3-year option to acquire the assets relating to WSYX-TV (both the License and Non-License Assets, collectively the "Columbus Option") for $235,000,000. The Option and the Columbus Option are sometimes referred to herein collectively as the "Options". The total purchase price for all of the assets of River City (including assets relating to WSYX) is approximately $1,200,000,000 in aggregate. Of this amount, approximately $832,000,000 will be paid in cash upon the APA closing and Option grants. Further, as part of this transaction, Barry Baker, certain officers of River City, and Boston Ventures and other River City investors, will receive shares of Series A Preferred Stock with an aggregate liquidation preference of $115,000,000. See "Description of the Series A Preferred Stock" and "Description of the Series B Preferred Stock." In connection with the River City Acquisition, the Company agreed to award certain employees of River City and Sinclair stock options including certain options to Mr. Baker as described under "Executive Compensation and Related Matters," below.

         Under the terms of the APA, closing must occur on or before June 10, 1996. The Company made a $60,000,000 down payment upon the execution of the APA. This $60,000,000 is at risk unless the Company closes on or before June 10, 1996 or is granted an extension to closing pursuant to the terms and conditions of the APA. Under certain circumstances, the closing may be extended past June 10, 1996, but will occasion an increase in the purchase price of approximately $10,000,000 for each and every month the closing is extended past June 10, 1996. Under no circumstance can the Company extend the closing past December 31, 1996.

         Time Brokerage Agreements. Upon the closing of the APA, the Company will enter into 10-year TBAs with River City with respect to all of River City's broadcasting stations except WSYX (the "Stations"). The term of these TBAs (the "TBA Term") will coincide with the "Option Term" as defined below. Under the TBAs, the Company will pay to River City a fee (the "TBA Fee") in return for which the Company will acquire all of the inventory of broadcastings on the Stations and the right to sell 100% of each Station's inventory of advertising time. The TBA Fees to be paid by the Company to River City shall be equal to the marginal operational expenses and capital costs at each Station.

         Options. Upon the closing on the APA, the Company will enter into the Options. The exercise price under these Options (the "Exercise Price") is $255,000,000, in the aggregate; $20,000,000 of which has been allocated to all of the Stations with the exception of WSYX-TV, to which $235,000,000 has been allocated. The Exercise Price will increase during each year of the 10-year Option term (the "Option Term") as follows:

            (1) 8% of the Option Price for the first year  following the closing under the APA;

            (2) 15% for the second year following the closing under the APA; and

            (3) 25% from the third year through the tenth  following the closing under the APA.

These increases in the Exercise Price must be paid on a current basis quarterly during each and every year of the Option Term; otherwise, the Option shall terminate.

         Properties Owned Following the Acquisition. After the completion of the River City Acquisition, the Company will own and operate or have local marketing agreements ("LMAs"), TBAs or other arrangements with each of the following television and radio stations. With respect to the stations acquired from River City, the Company will not own the License Assets until it exercises the Option with respect to each Station, which the Company intends to do as soon as required FCC approvals are obtained.


Television Properties                                      Radio Properties+
- ---------------------                                      -----------------
Market                         Station      Affiliation    Market                                     Stations
- ------                         -------      -----------    ------                                     --------

Pittsburgh, Pennsylvania       WPGH         Fox            New Orleans, Louisiana                     WLMG-FM
                               WPTT*        UPN                                                       KMEZ-FM
                                                                                                      WWL-AM
                                                                                                      WSMB-AM
Baltimore, Maryland            WBFF         Fox            Wilkes-Barre/Scranton, Pennsylvania        WKRZ-FM
                               WNUV*        UPN                                                       WGGY-FM
                                                                                                      WILK-AM
                                                                                                      WGBI-AM
Milwaukee, Wisconsin           WCGV         UPN            Memphis, Tennessee                         WRVR-FM
                                                                                                      WJCE-AM
                                                                                                      WOGY-FM
Raleigh-Durham,                WLFL         Fox/UPN        Buffalo, New York                          WMJQ-FM
 North Carolina                WRDC*        NBC/UPN                                                   WKSE-FM
                                                                                                      WBEN-AM
Columbus, Ohio                 WTTE         Fox/UPN                                                   WWKB-AM

Norfolk, Virginia              WTVZ         Fox            Nashville, Tennessee                       WLAC-FM
                                                                                                      WJCE-FM
Oklahoma City, Oklahoma        KOCB         Fox                                                       WLAC-AM

Birmingham, Alabama            WTTO         Fox            St. Louis, Missouri                        KPNT-FM
                               WABM**       UPN                                                       WVRV-FM

Flint-Saginaw, Michigan        WSMH         Fox            Los Angeles, California                    KBLA-AM

Lexington, Kentucky            WDKY         Fox            Greenville/Spartanburg, SC                 WSPA-FMX
                                                                                                      WSPA-AMX
Tuscaloosa, Alabama            WDBB*        Fox                                                       WFBC-FMX
                                                                                                      WFBC-AMX
St. Louis, Missouri            KDNL+        ABC                                                       WORD-AMX

Indianapolis, Indiana          WTTV+        UPN            ________________________________


                                     - 8 -


San Antonio, Texas             KABB+        Fox            * Stations to which the Company provides or will
                                                           provide programming services pursuant to LMAs.

Des Moines, Iowa               KDSM+        Fox
                                                           +Non-License Assets to be acquired from River City
Sacramento, California         KOVR+        CBS            and subject to time brokerage agreements until Options
                                                           are exercised.  All radio properties will be acquired
Columbus, Ohio                 WSYXX        ABC            from River City.

Asheville, North Carolina      WLOS+        ABC            XAll assets are subject to option to acquire.

Greenville-Spartanburg,        WAXA+        IND
  South Carolina

San Antonio, Texas             KRRT*+       UPN

Anderson, South Carolina       WFBC*+



         Upon the completion of the River City Acquisition, television stations owned and operated by the Company or to which the Company will provide programming will reach approximately 14.8% of U.S. television households and the Company will be the 7th largest television group in the U.S. The Company's radio broadcasting assets will constitute one of the top 10 radio groups in the country when measured by the total number of owned or managed stations. The financial statements incorporated by reference to this Proxy Statement provide information regarding River City and provide pro forma financial information for the Company showing the pro forma effects of the acquisition as described in the financial statements.

Description of the Series A Preferred Stock

         As partial consideration for the acquisition of assets from River City, the Company issued 1,150,000 shares of Series A Preferred Stock to River City. The shares have a liquidation preference of $100 and, after payment of this preference, are entitled to share in distributions made to holders of shares of Common Stock. Each holder of a share of Series A Preferred Stock is entitled to receive the amount of liquidating distributions received with respect to approximately 3.64 shares of Common Stock (subject to adjustment) less the amount of the liquidation preference. The liquidation preference of Series A Preferred Stock is payable in preference to any other class of capital stock of the Company, except that the Company may issue up to $400 million of stock ("Senior Securities") that ranks senior to the Series A Preferred Stock until a Trigger Event (as defined below), after which Senior Securities will have the same rank as Series A Preferred Stock.

         The holders of Series A Preferred Stock do not initially receive dividends, except to the extent that dividends are paid to the holders of Common Stock. A holder of shares of Series A Preferred Stock is entitled to share in any dividends paid to holders of Common Stock, with each share of Series A Preferred Stock allocated the amount of dividends allocated to approximately
3.64 shares of Common Stock (subject to adjustment). In addition, after the occurrence of a "Trigger Event" (as defined below), holders of shares of Series A Preferred Stock are entitled to quarterly dividends in the amount of $3.75 per quarter for the first year, and in the amount of $5.00 per quarter after the first year. A Trigger Event means the termination of Barry Baker's employment with the Company prior to the expiration of the initial five-year term of his employment agreement (1) by the Company for any reason other than for cause (as defined in the employment agreement) or (2) by Barry Baker upon the occurrence of certain events described in the employment agreement. See "Executive Compensation and Related Matters -- Employment Agreements." Dividends are payable either in cash or in additional shares of Series A Preferred Stock at the rate of $100 per share. Dividends on Series A Preferred Stock are payable in preference to the holders of any other class of capital stock of the Company, except for Senior Securities, which will rank senior to the Series A Preferred Stock as to dividends until a Trigger Event, after which Senior Securities will have the same rank as Series A Preferred Stock as to dividends. The Company may not pay any dividends on capital stock other than Senior Securities until all Series A Preferred Stock has been exchanged for Series B Preferred Stock.

         The Company may redeem shares of Series A Preferred Stock for an amount equal to $100 per share plus any accrued and unpaid dividends at any time beginning 180 days after a Trigger Event, but holders have the right to retain their shares in which case the liquidation preference will be lost, dividends will only accrue to the extent dividends are paid on Common Stock (as described above), and the shares would be exchanged for shares of Series B Preferred Stock and immediately and automatically converted into shares of Common Stock upon approval of the Charter Amendment.

         Each share of Series A Preferred Stock is entitled to one vote on all matters with respect to which Class A Common Stock has a vote, and the Series A Preferred Stock votes together with the Class A Common Stock as a single class, except that the Series A Preferred Stock is entitled to vote as a separate class (and approval of a majority of such votes is required) on certain matters, including changes in the authorized amount of Series A Preferred Stock and actions affecting the rights of holders of Series A Preferred Stock.

         The Series A Preferred Stock will automatically be exchanged for and converted into Series B Preferred Stock upon approval of the Charter Amendment.

Description of the Series B Preferred Stock

         Except as follows, the terms of the Series B Preferred Stock are substantially the same as the terms of the Series A Preferred Stock.

         Shares of Series B Preferred Stock are convertible at any time into shares of Class A Common Stock, with each share of Series B Preferred Stock convertible into approximately 3.64 shares of Class A Common Stock. The conversion rate is subject to adjustment if the Company undertakes a stock split, combination or stock dividend or distribution or if the Company issues Common Stock or securities convertible into Common Stock at a price less than $27.50 per share. Shares of Series B Preferred Stock issued as payment of dividends (or shares of Series B Preferred Stock issued upon exchange of shares of Series A Preferred Stock issued as dividends) are not convertible into Common Stock and become void at the time of conversion of a shareholder's other shares of Series B Preferred Stock. If the Company seeks to redeem shares of Series B Preferred Stock (which is permitted only under the circumstances described above for redemption of Series A Preferred Stock) and a shareholder elects to retain shares, the shares will automatically be converted into Common Stock on the proposed redemption date. All shares of Series B Preferred Stock remaining outstanding five years after the closing of the River City Acquisition (other than shares issued as a dividend) automatically convert into Class A Common Stock on that date.

         Series B Preferred Stock has approximately 3.64 votes per share (subject to adjustment) rather than the one vote per share held by the Series A Preferred Stock.

         Prior to a Trigger Event, the Series B Preferred Stock ranks senior to Common Stock of the Company as to liquidation preference, but may rank equal to or below other classes of capital stock of the Company. After a Trigger Event, the Series B Preferred Stock ranks senior to all classes of capital stock of the Company as to liquidation preference, other than Senior Securities, as to which the Series B Preferred Stock will have the same rank. The preference as to dividends for Series B Preferred Stock is the same as for Series A Preferred Stock.


                    PROPOSAL 3: 1996 LONG-TERM INCENTIVE PLAN

Background

         The Board of Directors has adopted, subject to stockholder approval, the 1996 Long-Term Incentive Plan of the Company (the "LTIP"). The Compensation Committee of the Board (the "Compensation Committee") has approved the LTIP. The purpose of the LTIP is to reward key individuals for making major contributions to the success of Sinclair and its subsidiaries and to attract and retain the services of qualified and capable employees. The LTIP is intended to provide meaningful long-term incentive opportunities for employees who are and are expected to be responsible for the success of the Company and who are in a position to make significant contributions toward its objectives. If approved by the Stockholders, the LTIP will continue until terminated.

         The following summarizes the principal features of the LTIP, the full text of which is attached as Exhibit B to this Proxy Statement.

Principal Features of the Plan

         The LTIP will be administered by the Compensation Committee, consisting of two or more directors, each of whom must not be employees of the Company and must not be eligible to receive awards under the LTIP. The Compensation
Committee  is  authorized  to  designate  participants  from among the  eligible officers
and other employees, determine the type and number of awards to be granted, set terms and conditions of awards, and make all determinations that may be necessary or advisable for the administration of the LTIP. The Compensation Committee may extend the exercisability of awards, accelerate the vesting or exercisability of awards, and eliminate or make less restrictive any restrictions in an award. No such amendment or termination may impair the rights of a participant under any outstanding award without his or her consent. The Compensation Committee may delegate its duties except that it may not delegate the granting of awards to officers and directors subject to liability under
Section 16(b) of the Securities Exchange Act or to persons who are not employees of the Company or any subsidiaries.

         The LTIP provides for the discretionary grant by the Compensation Committee of nonqualified stock options ("NQSOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs"), stock awards ("Stock Awards"), cash awards ("Cash Awards"), and performance awards ("Performance Awards"), each of which is more fully described below. The individuals eligible to participate in the LTIP are the employees of, and other service providers to, the Company and its subsidiaries whose performance can have an effect on the success of the Company and its subsidiaries (approximately 2400 people), but it is expected that Awards will be limited to executive officers and key employees. Awards may be granted alone, in addition to, in tandem with, or in substitution for any other award under the LTIP, other awards under other plans of the Company, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

         A total of 2,073,673 shares of Class A Common Stock will be reserved and available for awards under the LTIP, although the LTIP provides certain further limits on awards under the plan. During or with respect to any calendar year, no participant may receive (i) awards of NQSOs or SARs that are exercisable for more than the difference between 1.5 million shares and the number of shares relating to outstanding NQSOs and SARs, (ii) awards consisting of shares or denominated in shares (other than NQSOs or SARs) relating to more than 20,000 shares, or (iii) cash or other awards not described in (i) and (ii) with a value in excess of $300,000, determined as of the date of grant.

         To the extent permitted by Rule 16b-3 under the Securities Exchange Act, shares forfeited or related to an award that terminates without issuance of shares will be available again for issuance under the LTIP, but in no event shall the number of shares subject to outstanding awards exceed the total shares reserved.

         The LTIP provides that Compensation Committee members and its agents shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the LTIP.

Description of Possible Awards

         Stock Options and SARS. NQSOs and ISOs entitle the participant to purchase shares of Class A Common Stock at prescribed prices pursuant to a vesting schedule established by the Compensation Committee. SARs entitle the participant to receive the excess of the fair market value of a share of Class A Common Stock or other specified valuation on the date of exercise over the strike price of the SAR, as determined by the Compensation Committee. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant (or 110% of the fair market value for any optionee who is a "Ten Percent Shareholder" as defined in Section 422(c)(5) of the Internal Revenue Code of 1986, as amended (the "Code")). The exercise price of an NQSO may not be less than 50% of the fair market value per share of the Common Stock on the date of grant. Stock options and SARs may be exercisable at such times (including certain periods following the termination of employment) and may be subject to such terms and conditions as the Compensation Committee may specify, except that no option or SAR may have a term exceeding 10 years (or 5 years for ISOs granted to Ten Percent Shareholders). Options may be exercised by payment of the exercise price in cash, Common Stock, outstanding awards, or other property as the Compensation Committee may determine from time to time.

         Stock Awards and Cash Awards. Stock Awards consist of grants of Common Stock to participants, subject to the terms and conditions established by the Compensation Committee. The Stock Awards may be restricted or subject to forfeiture ("Restricted Stock"), which stock may be issued at the beginning of the period or at the end. Cash Awards may also be made at the discretion of the Compensation Committee and under terms it establishes.

         Performance Awards. Performance Awards confer upon a participant rights payable or exercisable based upon the attainment of certain performance objectives ("Performance Goals") during specified award periods. The Performance Goals will be objective measures determined by the Compensation Committee while the outcome of the goal is substantially uncertain and before the earlier of (i) 90 days after the commencement of the period of service to which the Performance Goals relates and (ii) the elapse of 25% of the service period. The Performance Goals to be achieved as a condition of payment or settlement of a Performance Award or annual incentive award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criteria. In the case of performance awards intended to meet the requirements of Section 162(m) of the Code, the business criteria used must be one of those specified in the LTIP, although for other participants the Compensation Committee may specify any other criteria. The business criteria specified in the LTIP are revenue, cash flow, net income, stock price, market share, earnings per share, return on equity, return on assets, and decrease in costs. Performance Goals can include maintaining the status quo or avoiding objective economic losses. The Compensation Committee must certify satisfaction of the relevant Performance Goals before any payments will be made thereunder. Performance Awards may be payable in cash, stock, other awards, or other property and may be subject to such forfeiture combinations, restrictions, and other terms as the Compensation Committee may specify. The Company intends that Performance Awards conform to the standards of Section 162(m) of the Code discussed below.

Other Terms of Awards

         Awards may be settled in cash, Class A Common Stock, other awards or other property. The Compensation Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Compensation Committee may specify, including payment of interest or dividend equivalents on any deferred amounts or stock, respectively.

         The Committee may permit optionees to exercise their options using successive exercises (so that shares deemed received in the exercise of the first portion of the option become the consideration paid for the exercise of the next portion of the option). The Committee may also direct the Company to lend a participant the funds to exercise or purchase Awards and may authorize the use of proceeds to be received by participants from the sale of Common Stock under Awards as a source of funds to exercise or purchase Awards.

         Awards may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution. A participant may designate a beneficiary to exercise such person's rights and receive distributions under the LTIP upon such person's death.

Amendment, Termination, and Adjustments

         The Board may amend, suspend, or terminate the LTIP without the consent of stockholders or participants, except that stockholder approval will be sought within one year after such Board action if any such amendment would have the effect of increasing the total number of shares that may be awarded under the LTIP, or materially increasing the benefits accruing to participants, or if stockholder approval otherwise is required by any applicable law or regulation or rule of a stock exchange, or if the Board in its discretion determines that obtaining such approval is advisable.

        In the event of certain changes affecting the shares of Class A Common Stock (such as a stock dividend or distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event), the Board may adjust the aggregate number or kind of shares that may be issued under the LTIP and the terms of outstanding awards as it deems to be appropriate in order to prevent dilution or enlargement of participants' rights under the LTIP.

Federal Income Tax Implications

         The Company believes that, under present law, the following federal income tax consequences generally arise with respect to awards granted under the LTIP. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. Upon exercising a SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable stock received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

         A participant's disposition of shares acquired upon the exercise of an option, SAR, or other stock-based award in the nature of a purchase right generally will result in a short-term or long-term capital gain or loss (except in the event that shares issued pursuant to the exercise of an ISO are disposed of within two years after the date of grant of the ISO or within one year after the transfer of the shares to the participant) measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by the exercise of an ISO and held for the applicable ISO holding period). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon the exercise of an ISO are disposed of before the applicable ISO holding period has been satisfied.

         With respect to awards granted under the LTIP that may be settled either in cash, Class A Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize compensation income equal to the cash or the fair market value of stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving Common Stock or other property, that is restricted as to transferability and subject to a substantial risk of forfeiture, the Company will be entitled to a deduction for the same amount at the same time the participant recognizes ordinary income. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture, in which case the Company will be entitled to a deduction at the same time. Dividends paid to the employee during a restricted period will be taxable as compensation income (with the Company's being entitled to a deduction in an equal amount), unless the election referred to in the immediately preceding sentence has been made.

         Special rules apply to a director or officer subject to liability under
Section 16(b) of the Exchange Act.

         Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options and stock appreciation rights can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and stockholder and Board of Directors' approval is obtained. Stock Awards, Cash Awards, and Performance Awards may satisfy the performance-based criteria, and the Performance Awards provisions have been drafted to allow compliance with those performance-based criteria.

         The foregoing discussion, which is general in nature, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the LTIP. Different tax rules may apply, including in the case of variations in transactions that are permitted under the LTIP (such as payment of the exercise price of an option by surrender of previously acquired shares), and with respect to a participant who is subject to Section 16 of the Securities Exchange Act when he or she acquires shares in a transaction that would otherwise result in taxation within six months after the grant of the Award. This discussion does not address the effects of other federal taxes (including possible 'golden parachute' excise taxes) or taxes imposed under state, local, or foreign tax laws. Participants in the LTIP should consult a tax advisor as to the tax consequences of participation.

New Plan Benefits

         The following benefits have been awarded under the LTIP and Stock Option Plan (as discussed under Proposal 4), subject to shareholder approval, and the closing of the River City Acquisition and may require the entering of employment agreements:


         Name and position                        LTIP        ISO      Total Options Awarded
         -----------------                        ----        ---      ---------------------
         David D. Smith, President and             -0-         -0-                -0-
           Chief Executive Officer
         Frederick G. Smith, Vice President        -0-         -0-                -0-
         J. Duncan Smith, Secretary                -0-         -0-                -0-
         Robert E. Smith, Treasurer                -0-         -0-                -0-
         David B. Amy, Chief Financial Officer  15,000      10,000             25,000
         Executive Group                        15,000      10,000             25,000
         Non-Executive Director Group              -0-         -0-                -0-
         Non-Executive Officer Employee Group  214,500     267,700            482,200


Additional benefits to be awarded under the LTIP have not been determined at this time.

                  The Board of Directors recommends a vote FOR approval of the LTIP.

             PROPOSAL 4: 1995 INCENTIVE STOCK OPTION PLAN AMENDMENT

Background

         The Board of Directors has adopted, subject to Stockholder approval, certain amendments (the "1995 Plan Amendments") to the Sinclair Broadcast Group, Inc. Incentive Stock Option Plan (the "Stock Option Plan"). The Compensation Committee and the Incentive Stock Option Committee of the Board (the "Option Committee") have approved the amendments to the Stock Option Plan. The purpose of the amendments is (i) to increase the number of shares of Class A Common Stock reserved for issuance under the Stock Option Plan from 400,000 to 500,000,
(ii) to delegate  authority  for  determining  grants for persons not subject to
Section 16 of the Exchange Act to Barry Baker if and when the River City Acquisition closes and Mr. Baker becomes an officer of Sinclair Communications, Inc., (iii) to lengthen from two years to three the period after date of grant before the options first become exercisable, (iv) to provide for immediate termination of options for employees who (a) leave voluntarily before the three years have elapsed or (b) are terminated for cause, (v) to provide three-year ratable vesting for persons who leave employment as a result of death, disability, or termination by the Company without cause, and (vi) to make other minor administrative changes.

         The following paragraphs summarize the principal features of the Stock Option Plan as revised by the First and Second Amendments thereto. The full text of the First and Second Amendments to the Stock Option Plan are attached as Exhibit C to this Proxy Statement.

Principal Features of the Plan

         The Stock Option Plan will be administered by the Option Committee, which will consist of at least two individuals, each of whom must not be employees of the Company and must not be eligible to receive options under the Stock Option Plan. The Option Committee is authorized to designate employees to receive options ("Optionees") from among the eligible officers subject to
Section 16 of the Exchange Act, determine the number of shares of Common Stock to be subject to a particular option grant, set terms and conditions of options, and make all determinations that may be necessary or advisable for the administration of the Stock Option Plan. No amendment to or termination of the Stock Option Plan may alter or impair an outstanding option grant without the consent of the Optionee. Subject to the foregoing, the 1995 Plan Amendments would delegate to Mr. Baker the authority to determine the recipients of option grants from among the employees not subject to Section 16 of the Exchange Act.

         The Stock Option Plan provides for the discretionary grant of ISOs by the Option Committee or Mr. Baker. The individuals eligible to participate in the Stock Option Plan are the officers, regional directors, directors of sales, directors of engineering, general managers, and other key employees of the Company (approximately 175 people).

         A total of up to 500,000 shares of Class A Common Stock have been reserved for issuance under the Stock Option Plan (as increased from 400,000 before the adoption of the Second Amendment). The aggregate fair market value of the shares (determined as of the date of grant of an option) with respect to which any Optionee in the Stock Option Plan may first exercise ISOs in any calendar year (under the Stock Option Plan and all other plans of the Company or its subsidiaries) may not exceed $100,000. In the event of certain changes affecting the shares of Class A Common Stock (such as stock splits, reverse stock splits, stock dividends, recapitalizations, or other similar transactions), the Option Committee shall appropriately adjust the number of shares available for and subject to option grants. In the event of a reorganization, merger, or sale of substantially all of the Company's assets, the Company shall take the necessary steps to ensure that Optionees receive shares or other consideration in reflection of the transaction.

     If any option granted under the Stock Option Plan terminates or expires unexercised the shares released may be the subject of additional grants under the Stock Option Plan, but in no event shall the number of shares subject to outstanding options exceed the total shares reserved. Options granted under the Stock Option Plan may not be transferred, assigned, pledged, or hypothecated in any way. The mean price per share of the high bid and low asked, as reported on the Nasdaq Stock Market, of a share of Class A Common Stock on May 28, 1996, was $38.40.

Description of Options

         ISOs entitle the Optionee to purchase shares of Class A Common Stock at prescribed prices after completion of a three year period of service after the date of grant. The exercise price of an ISO may not be less than the fair market value of a share of Class A Common Stock (determined using the mean price per share of the high bid and low asked) on the date of grant (or 110% of the fair market value for an Optionee who is a Ten Percent Shareholder. Options granted after the First Amendment will be exercisable beginning three years from the date of grant, subject to the Optionee's continued employment with the Company. The options may not be exercised after ten years from the date of grant (five years in the case of a Ten Percent Shareholder).

Whether and when an Optionee whose employment terminates may exercise unexercised options will depend upon the reason for the employment termination, and the First Amendment changes both the conditions for option expiration and the exercise schedule. Options granted under the Stock Option Plan, as amended, will terminate automatically upon an employee's termination for cause. Options granted to an Optionee who voluntarily terminates employment before three years have passed since the date of grant will also immediately terminate; if the optionee has completed three years of service, the options will only terminate if not exercised within three months after termination of employment. Options granted to an Optionee who dies while employed or within three months after termination of employment may be exercised for up to six months after death to the extent either previously exercisable or newly exercisable as a result of a new provision described in the following sentence. Options granted to an Optionee who is terminated by the Company without cause, or whose employment is terminated by death or disability, may exercise one-third of the options for each year elapsed since the date of grant, provided that any options not exercised within three months after termination of employment (or the previously described later date for death) shall terminate.

Federal Income Tax Implications

         See the discussion of ISOs and Code Section 162(m) under Proposal Three, including the paragraph noting the general nature of the tax discussion and the importance of participants' consulting their own tax advisers. In general, Section 162(m) will only apply in the event of a disqualifying disposition. Grants made by Mr. Baker to persons who later become subject to 162(m) may not qualify as "performance-based" compensation exempt from 162(m)'s limits, while grants made by the Option Committee would more likely qualify for such exemption.

         The Board of Directors recommends a vote FOR approval of the 1995 Plan Amendments to the Stock Option Plan.

                PROPOSAL 5: RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors, with the concurrence of the Audit Committee, has selected Arthur Andersen LLP as its independent auditors for 1996. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the engagement of independent auditors will be reevaluated by the Board of Directors. Even if the appointment is ratified, the Board of Directors in its discretion may nevertheless appoint another firm of independent auditors at any time during the year if the Board determines that such a change would be in the best interests of the shareholders and the Company.

         A representative of Arthur Andersen LLP is expected to attend the Annual Meeting, and will have the opportunity to make a statement if he desires to do so and will be able to respond to appropriate questions from shareholders.

         The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information as of May 1, 1996, regarding the beneficial ownership of Common Stock by (i) each person who is known to Sinclair to own more than 5% of the Common Stock, (ii) each director and executive officer of Sinclair and (iii) all directors and executive officers as a group. The information on beneficial ownership in the table and the footnotes thereto is based on Sinclair's records and the most recent Schedule 13D or 13G filed by each such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown. Except as noted below, the business address of each person identified is 2000 W. 41st Street, Baltimore, MD 21211.


                                        Shares of Class B Common Stock                        Shares of Class A Common Stock
                                              Beneficially Owned                                    Beneficially Owned
                                -----------------------------------------------        --------------------------------------------
                                                   Percent       Total Voting                          Percent      Total Voting
                Name                Number         of Class       Power (a)              Number        of Class       Power (a)
                ----                ------         --------       ---------              ------        --------       ---------
David D. Smith                         7,249,999           25.96%            24.91%                        *              *
Frederick G. Smith (b)                 7,118,994           25.00             24.46       3,000             *              *
J. Duncan Smith(c)                     7,069,994           24.83             24.29       2,400             *              *
Robert E. Smith (d)                    7,037,994           24.71             24.18       2,000             *              *
David B. Amy (e)                                                                         9,700             *              *
Basil A. Thomas                                                                          2,000             *              *
 100 Light Street, Suite 1100
 Baltimore, MD 21202
Lawrence E. McCanna                                                                        300             *              *
 Gross, Mendelsohn & Associates
 1818 Charles Center South
 36 South Charles Street
 Baltimore, MD  21201-3172
William E. Brock                                                                         2,500             *              *
 Senator
 2029 Homewood Road
 Annapolis, MD 21402
Directors and executive
 officers as a group
 (8 persons)(f)                       28,476,981          100%               97.84%     40,900             *              *


*                 Less than 1%

(a) Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to "going private" and certain other transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise may be required by Maryland law.

(b) Includes 531,695 shares held in irrevocable trusts established by Frederick G. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(c) Includes 531,695 shares held in irrevocable trusts established by J. Duncan Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(d) Includes 531,695 shares held in irrevocable trusts established by Robert E. Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

(e) Includes 7,500 shares of Class A Common Stock that may be acquired upon exercise of an option granted in June 1995 pursuant to the Designated Participants Stock Option Plan.

(f)               Includes all shares identified above.


         In addition to the shares reported in the table, Barry Baker, who will become an executive officer and director of the Company upon the satisfaction of certain conditions, has been granted an option to acquire shares of Class A Common Stock, which is exercisable within 60 days of the date of this Proxy Statement as to 691,218 shares (or 11.0% of the Class A Common Stock, representing 2.0% of the total voting power).

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") consists entirely of non-employee directors. The Committee determines all compensation paid or awarded to the Company's key executive officers.

         The Committee's goal is to attract, motivate, and retain an executive management team that can take full advantage of the Company's opportunities and achieve long-term success in an increasingly competitive business environment, thereby increasing stockholder value. In deciding on initial compensation for an individual, the Committee considers determinants of the individual's market value, including experience, education, accomplishments, and reputation, as well as the level of responsibility to be assumed. Retention and compensation decisions are sometimes made in the context of an acquisition, and the Committee considers the overall terms of the acquisition and the individual's relationship to the acquired business in those cases. In deciding whether to increase the compensation of an individual or whether to award bonuses or stock options initially or upon subsequent performance reviews, the Committee considers the contributions of the individual to the Company's progress on its business plan and against its competitors, to growth of the Company and its opportunities and to achievement of other aims the Committee deems valuable to shareholders.
Applying  these  factors  to  each  individual's  case  is a  judgment  process, exercised by the Committee with the advice of management. No specific relationship exists between the Company's performance and the compensation of an individual executive officer. There is no intent to relate compensation to the Company's stock price performance, either absolute or relative to peer groups, except as that relationship is implicit in the stock-based compensation plans.

         The Committee's annual performance evaluation of each executive officer is subjective, will not typically be based upon an exact formula for determining the relative importance of each of the factors considered, nor will there be a precise measure of how each of the individual factors relates to the Committee's recommendation with respect to each executive officer's ultimate annual compensation.

         Executive   officers'   compensation   consists   primarily   of  three
components: (i) base salary, (ii) cash bonus, and (iii) stock options.

         Base Salary. The Committee establishes base salaries and may offer employment agreements after considering a variety of factors that make up value and usefulness to the Company, including the individual's knowledge, experience, and accomplishments, his level of responsibility, his role in an acquired business, and the typical compensation levels for individuals with similar credentials. The Committee may increase the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company and changes in the market for an executive with similar credentials.

         Cash Bonus. The Committee determined each individual's cash bonus under the Sinclair Broadcast Group, Inc. Executive Bonus Plan for the fiscal year ended December 31, 1995. Bonuses were paid based upon the attainment of performance targets established by the Compensation Committee. Performance targets were based on percentage increases in "equalized broadcast cash flow."

         Stock Options. The Committee believes achievement of the Company's goals may be fostered by a stock option program that is tailored to employees who significantly enhance the value of the Company. In that regard, during the fiscal year ended December 31, 1995, the Committee granted employees options to purchase 69,250 shares of Class A common stock of which none went to employees hired during the year. Named executive officers (as defined below) received options with respect to 7,500 shares of Class A common stock.

         Chief Executive Officer's Compensation. As one of the Company's largest stockholders, David D. Smith's financial well-being is directly tied to the overall performance of the Company as reflected in the price per share of common stock. For his services as the Company's president and chief executive officer, David D. Smith's compensation has been determined in accordance with the compensation policies outlined herein. The Committee awarded Mr. Smith a bonus of $343,213 for the fiscal year ended December 31, 1995. In addition, effective June 1, 1995, Mr. Smith's base salary was increased from $317,913 to $450,000 per year. The bonus and increase in salary are based on the Committee's assessment of Mr. Smith's role in the Company's performance in 1995 and on the continuing growth in his responsibilities.

         Compensation Deduction Limit. The Committee has considered the $1 million limit on deductible executive compensation that is not performance-based. The Committee believes all executive compensation expenses established in 1995 will be deductible by the Company. The Committee believes, however, that compensation exceeding this limit should not be ruled out where such compensation is justified on the basis of the executive's value to the Company and its shareholders. In any event, there are few indications that tax deductibility is having much impact on the market for managerial talent, in which the Company must remain competitive.


                                             Compensation Committee



                                             Basil A. Thomas
                                             William E. Brock
                                             Lawrence E. McCanna

Summary Compensation Table

                  The following table sets forth certain information with respect to the annual and long-term compensation of the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the periods shown.


Name and                                                                            Other Annual            All Other
Principal Position              Year          Salary            Bonus (a)         Compensation (b)       Compensation (c)
- ------------------              ----          ------            ---------         ----------------       ----------------
David D. Smith                  1995              $450,000          $  343,213          $    --               $4,592
  President and Chief           1994               317,913           1,300,000               --                3,841
  Executive Officer

Frederick G. Smith              1995               260,000             258,354            15,769               4,592
  Vice President                1994               233,054             900,000            13,818               5,142

J. Duncan Smith                 1995               270,000             268,354            16,875               4,592
  Secretary                     1994               243,485             900,000            14,971               1,447

Robert E. Smith                 1995               250,000             258,354                --               4,592
  Treasurer                     1994               233,054             900,000             8,456               4,782

David B. Amy                    1995               132,310              31,000             3,276               4,592
  Chief Financial Officer       1994               122,400              20,000             1,267               3,744


(a) All bonuses for 1995 were paid in 1996 and all bonuses for 1994 were paid in 1995.

(b) Other annual compensation consists of income deemed received for personal use of Company-leased automobiles.

(c) All other compensation consists of the Company's 401(k) contribution, life insurance and long-term disability coverage. The Company's 401(k) contributions for 1995 for all executive officers and significant employees was $3,000 each and additional life insurance premiums paid by the Company for all executive officers and significant employees was $1,592 each. The Company's 401(k) contributions for 1994 for David D. Smith, Frederick G. Smith, J. Duncan Smith, Robert E. Smith and David
         B. Amy were $3,535,  $4,620,  $1,141, $4,620 and $3,472,  respectively, and additional life insurance premiums paid by the Company were $306, $522, $306, $162 and $272, respectively.


Option Grants in 1995

         Except as set forth below, there were no options granted to the Named Executive Officers during 1995:

                        OPTION GRANTS IN LAST FISCAL YEAR




                                                                                                               Potential Realizable
                                                                                                              Value at Assumed
                                                                                                               Annual Rates of
                                                                                                                 Stock Price
                                                                                                              Appreciation for
                            Number of            Percent of Total                                                Option Term
                            Securities           Options Granted       Exercise or                             -----------------
                        Underlying Options       to Employees in       Base Price       Expiration
         Name              Granted (#)             Fiscal Year          ($/Share)           Date          5% ($)      10% ($)
         ----              -----------             -----------          ---------       -----------      --------     ---------
David B. Amy (1)             7,500                     11.0%            $21.00             6/6/05         $99,051      $251,014


(1) As of December 31, 1995, Mr. Amy held options to acquire 7,500 shares, none of which was exercisable, and none of which was in the money. No other Named Executive Officer held any options on December 31, 1995.


Employment Agreements

         In June 1995, the Company entered into an employment agreement with David D. Smith, President and Chief Executive Officer of the Company. David Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith will receive a base salary of $450,000 and will also be entitled to participate in the Company's annual bonus program based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of (i) a breach by Mr. Smith of any material covenant, promise or agreement contained in the employment agreement; (ii) a dissolution or winding up of the Company; (iii) the disability of Mr. Smith for more than 210 days in any twelve month period (as determined under the employment agreement); or (iv) for cause, which includes conviction of certain crimes, breach of a fiduciary duty to the Company or the stockholders, or repeated failure to exercise or undertake his duties as an officer of the Company (each, a "Termination Event").

         In June 1995, the Company entered into an employment agreement with Frederick G. Smith, Vice President of the Company. Frederick Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith will receive a base salary of $260,000 and will also be entitled to participate in the Company's annual bonus program based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

         In June 1995, the Company entered into an employment agreement with J. Duncan Smith, Vice President and Secretary of the Company. J. Duncan Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith will receive a base salary of $270,000 and will also be entitled to participate in the Company's annual bonus program based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

         In June 1995, the Company entered into an employment agreement with Robert E. Smith, Vice President and Treasurer of the Company. Robert E. Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith will receive a base salary of $250,000 and will also be entitled to participate in the Company's annual bonus program based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

         In connection with the Sinclair Acquisition, the Company entered into an employment agreement (the "Baker Employment Agreement") with Barry Baker pursuant to which Mr. Baker will become President and Chief Executive Officer of Sinclair Communications, Inc. ("SCI," a wholly owned subsidiary of the Company that will hold all of the broadcast operations of the Company) and Executive Vice President of the Company. Pursuant to the Baker Employment Agreement, Mr. Baker will receive a base salary of approximately $1,056,000 per year, subject to annual increases of 7 1/2% each year beginning January 1, 1997. Mr. Baker will also be entitled to receive a bonus equal to 2% of the amount by which the Broadcast Cash Flow (as defined) of SCI for a year exceeds the Broadcast Cash Flow for the immediately preceding year. Pursuant to the Baker Employment Agreement, Mr. Baker has received options to acquire 1,382,435 shares of the Class A Common Stock of Sinclair (or 3.33% of the common equity of Sinclair determined on a fully diluted basis). The option becomes exercisable with respect to 50% of the shares upon closing of the River City Acquisition, 25% on the first anniversary of the closing of the River City Acquisition, and 25% on the second anniversary of the River City Acquisition. The exercise price of the option is approximately $30.11 per share. The term of the Baker Employment Agreement extends for five years from the date Mr. Baker becomes an employee, and is automatically extended to the third anniversary of any Change of Control (as defined). If the Baker Employment Agreement is terminated by the Company other than for Cause (as defined) or by Mr. Baker as a result of certain events, then Mr. Baker shall be entitled to a termination payment equal to the amount that would have been paid in base salary for the remainder of the term of the agreement plus bonuses that would be paid for such period based on the average bonus paid to Mr. Baker for the previous three years, and all options shall vest immediately upon such termination. In addition, Mr. Baker shall have the option to purchase from the Company for the fair market value thereof either (i) all broadcast operations of Sinclair in the St. Louis, Missouri or (at the option of Mr. Baker) the Greenville-Spartanburg, South Carolina Designated Market Areas or
(ii) all of the radio broadcast operations of Sinclair. Mr. Baker shall also have the right to receive quarterly payments (which may be paid either in cash or, at the Company's option, in additional shares of Class A Common Stock) equal to 5.00% of the fair market value of all stock options and common stock issued pursuant to exercise of such stock options or pursuant to payments of this obligation in shares and held by him at the time of such payment (except that the first such payment shall be 3.75% of such value). The Company shall have the option to purchase the options and shares from Mr. Baker at their fair market value.

Comparative Stock Performance

         The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television, and cable television companies) from June 7, 1995, the effective date of the Company's initial public offering, through December 31, 1995. The performance graph assumes that an investment of $100 was made in the Class A Stock and in each Index on June 7, 1995, and that all dividends were reinvested. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period.


                                [graph omitted]

                                 7 Jun 95       29 Sept 95        31 Dec 95
Nasdaq Stock Market Index          100            118.79           120.21
Nasdaq Telecommunications Index    100            121.26           116.17
Sinclair                           100            118.56             71.5


Compensation Committee Interlocks and Insider Participation

         Other than as follows, no Named Executive Officer is a director of a corporation that has a director or executive officer who is also a director of the Company. Each of the Controlling Stockholders (all of whom are directors of the Company and Named Executive Officers) is a director and/or executive officer of each of various other corporations controlled by the Controlling Stockholders.

         During 1995, none of the Named Executive Officers participated in any deliberations of the Company's Board of Directors or the Compensation Committee relating to compensation of the Named Executive Officers.

         The members of the Compensation Committee are Messrs. Thomas, Brock and McCanna. As described more fully below, Mr. Thomas is of counsel to the law firm of Thomas & Libowitz, which has provided legal services to the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Settlement of Certain Claims

In September 1991, Four Jacks Broadcasting, Inc. ("Four Jacks"), a company wholly owned by the Controlling Stockholders, filed an application with the FCC to construct a new television station on very-high frequency ("VHF") Channel 2 in Baltimore, Maryland. This application was mutually exclusive with an application filed by Scripps Howard Broadcasting Company ("Scripps Howard") for renewal of the license Scripps Howard held for Channel 2 in Baltimore. Scripps Howard subsequently filed a petition, Application for Review and request for remand concerning the Company's pending applications to assign licenses for two station's the Company sought to acquire (WTTO and WCGV). In addition, Scripps Howard filed an objection to an application by Glencairn Ltd. ("Glencairn") (with whom the Company has certain agreements described below) for assignment of licenses to two additional stations Glencairn sought to acquire (WVTV and WNUV). On July 8, 1995, FCC approval of a settlement between Four Jacks and Scripps Howard as to each of the various contests between Scripps Howard on the one hand and Four Jacks, the Company and Glencairn on the other became final. As part of the settlement, Scripps Howard filed requests for dismissal, contingent upon the dismissal of Four Jacks' Channel 2 application, of each of the petitions it had made to the FCC relating to the applications of the Company and Glencairn.

Options to Acquire Stations KSMO and WSTR

         In June 1995, the Company purchased from the Controlling Stockholders an option (the "KSMO Option") to acquire from an unrelated party the assets comprising television station KSMO in Kansas City and an option (the "WSTR Option") to acquire the assets comprising television station WSTR in Cincinnati. The aggregate purchase price paid by the Company for the KSMO Option and the WSTR Option was $9.0 million. The KSMO Option and the WSTR Option were exercisable by payment of an amount sufficient to pay, or the assumption of, certain specified indebtedness of the owner of KSMO and the owner of WSTR, respectively. At the same time that the Company acquired the KSMO Option and the WSTR Option, the Company acquired from the Controlling Stockholders their rights and obligations under an agreement (the "Chase Debt Option") among the Controlling Stockholders and the Chase Manhattan Bank, N.A. (the "Chase Bank"). The Chase

Debt Option gives the Company, as assignee of the Controlling Stockholders, the option to require Chase Bank to sell to the Company, and gives Chase Bank the option any time after June 1996 to require the Company to purchase, certain secured debt of the owners of KSMO and WSTR owned by Chase Bank. In either case, the purchase price required to be paid by the Company for the KSMO secured debt and the WSTR secured debt would generally equal Chase Bank's purchase price for such debt (approximately $20.5 million in the aggregate), plus any additional amounts advanced to the owners of KSMO and WSTR pursuant to the terms of the KSMO debt or the WSTR debt, plus any accrued interest and other amounts payable by the obligor with respect to such debt to the extent remaining unpaid, plus certain fees, expenses and other amounts payable to Chase Bank, minus the amount of any principal payments received by Chase Bank in respect of such debt. As of December 31, 1995, this secured debt owned by Chase Bank consisted of approximately $9.6 million in outstanding amount of KSMO secured debt and approximately $14.8 million in outstanding amount of WSTR secured debt.

         In December 1995, the Company exercised the WSTR Option and the KSMO Option. The Company will, upon the grant of the FCC licenses, assume the outstanding indebtedness of both television stations. The Company intends to exercise the Chase Debt Option, effectively retiring the obligations to Chase for an amount equal to approximately $12.9 million, as of December 31, 1995. In addition, the Company will assume and retire approximately $4.7 million of subordinated debt of WSTR.

Sale of WPTT Convertible Debenture

         In connection with the sale of WPTT in Pittsburgh by the Company to WPTT, Inc., WPTT, Inc., issued to the Company (i) a 15-year senior secured term note of $6.0 million (the "WPTT Note") and (ii) a 20-year 8.5% redeemable subordinated convertible debenture (the "Convertible Debenture") in the principal amount of $1.0 million. The Company subsequently sold the WPTT Note to the late Julian S. Smith and Carolyn C. Smith, the parents of the Controlling Stockholders and both former stockholders of the Company, in exchange for the payment of $50,000 and the issuance of a $6.6 million note, which bears interest at 7.21% per annum and requires payments of interest only through September 2001. Monthly principal payments of $109,317 plus interest are payable with respect to this note commencing in November 2001 and ending in September 2006, at which time the remaining principal balance plus accrued interest, if any, is due. During the year ended December 31, 1995, the Company received $51,553 in interest payments on this note.

         During 1992, the Company assigned the Convertible Debenture to the Controlling Stockholders in exchange for the payment of $100,000 and the issuance of a $900,000 note that bore interest at 7.9% per annum. In June 1995, the Controlling Stockholders assigned the Convertible Debenture back to the Company in exchange for payment of $1.0 million, $723,700 of which was used to retire the outstanding balance on the note issued by the Controlling Stockholders in 1992.

KCI Transactions

         In  January  1992,  KCI,  a  corporation   then  wholly  owned  by  the
Controlling Stockholders, entered into a management agreement and other arrangements with WPGH, Inc., a wholly-owned subsidiary of the Company, whereby WPGH, Inc. agreed to provide excess programming to KCI, which KCI in turn provided to WPTT, pursuant to a local marketing agreement ("LMA"). As consideration for the programming provided by WPGH, Inc., WPGH, Inc. was granted the right to sell the advertising time allotted to KCI under its LMA with WPTT. Pursuant to these arrangements, WPGH, Inc. received a 10% commission on the advertising time sold.

          On May 5, 1995, KCI was merged into the Company in a stock merger. Because there was an identity of shareholders at the time of the merger, no additional shares of stock were issued as consideration.

WIIB Note

         In September 1990, the Company sold all the stock of Channel 63, Inc., the owner of WIIB in Bloomington, Indiana, to the Controlling Stockholders for $1.5 million. The purchase price was delivered in the form of a note issued to the Company which was refinanced in June 1992 (the "WIIB Note"). The WIIB Note bears interest at 6.88% per annum, is payable in monthly principal and interest payments of $16,000 until September 30, 2000, at which time a final payment of approximately $431,000 is due. The WIIB Note, and all renewals, extensions, substitutions, refinancings and restatements thereof, is pledged as security under the Company's credit agreement with the Chase Bank as agent and certain lenders. Principal and interest paid in 1995 on the WIIB Note was $208,000. At December 31, 1995, $1.2 million in principal amount of the WIIB Note remained outstanding.


Bay Television, Inc. Note

         In April 1990, Chesapeake Television, Inc. ("CTI"), a wholly-owned subsidiary of the Company, sold certain station equipment to Bay Television, Inc. in exchange for the issuance of a note in the principal amount of $512,000 payable over five years with an interest rate of 11% per annum (the "Bay Transmitter Note"). Bay Television, Inc. is owned 75% by the Controlling Stockholders and 25% by Robert L. Simmons, a former stockholder of the Company, and is the owner and operator of WTTA in St. Petersburg. Principal and interest paid in 1995 on the Bay Transmitter Note was $111,000. As of December 31, 1995, $50,000 in principal amount remained outstanding under the Bay Transmitter Note.

Bay Credit Facility

         In connection with the capitalization of Bay Television, Inc., the Company agreed on May 17, 1990 to loan the Controlling Stockholders up to $3.0 million (the "Bay Credit Facility"). Each of the loans to the Controlling Stockholders pursuant to the Bay Credit Facility is evidenced by an amended and restated secured note totaling $2.6 million due December 31, 1999 accruing interest at a fixed rate equal to 6.88%. Principal and interest are payable over six years commencing on March 31, 1994, and are required to be repaid quarterly so that $312,000 was payable in 1994, $440,000 was payable in 1995, $480,000 is payable in 1996, $600,000 is payable in 1997, $660,000 is payable in 1998 and $718,000 is payable in 1999. $440,000 was paid on this note in 1995. As of December 31, 1995, $2,047,500 in principal amount was outstanding under this note.

Affiliated Leases

         From 1987 to 1992, the Company entered into five lease transactions with CCI, a corporation wholly owned by the Controlling Stockholders, to lease certain facilities from CCI. Four of these leases are 10-year leases for rental space on broadcast towers, two of which are capital leases having renewable terms of 10 years. The other lease is a month-to-month lease for a portion of studio and office space at which certain satellite dishes are located. Aggregate annual rental payments related to these leases were $477,000 in 1995.

         In January 1991, CTI entered into a 10-year capital lease with KIG, a corporation wholly owned by the Controlling Stockholders, pursuant to which CTI leases both an administrative facility and studios for station WBFF and the Company's present corporate offices. Additionally, in June 1991, CTI entered into a one-year renewable lease with KIG pursuant to which CTI leases parking facilities at the administrative facility. Payments under these leases with KIG were $419,015 in 1995.

Transactions with Gerstell

         Gerstell LP, an entity wholly owned by the Controlling Stockholders, was formed in April 1993 to acquire certain personal and real property interests of the Company in Pennsylvania. In a transaction that was completed in September 1993, Gerstell LP acquired the WPGH office/studio, transmitter and tower site for an aggregate purchase price of $2.2 million. The purchase price was financed in part by a $2.1 million note from Gerstell LP bearing interest at 6.18% with principal payments beginning on November 1, 1994 and a final maturity date of October 1, 2013. Principal and interest paid in 1995 on the note was $188,087. At December 31, 1995, $2,029,782 in principal amount of the note remained outstanding. Following the acquisition, Gerstell LP leased the office/studio, transmitter and tower site to WPGH, Inc. (a subsidiary of the Company) for $14,875 per month and $25,000 per month, respectively. The leases have terms of seven years, with four seven-year renewal periods. Aggregate annual rental payment related to these leases was $508,705 in 1995. Gerstell LP has arranged for a $2.0 million loan (the "Gerstell Loan") from a bank lender to provide for construction at the studio/transmitter site of an expansion to the existing office building/television studio located there and for construction of a new tower having an aggregate estimated cost of $1.5 million. The Company has guaranteed the Gerstell Loan. As of June 30, 1995, there are no amounts outstanding under the Gerstell Loan. The completed office building/television studio and the new tower will be leased from Gerstell LP by WPGH, Inc. The Company believes that the leases with Gerstell LP are or will be on terms and conditions customary in similar leases with independent third parties.

Stock Redemptions

         On September 30, 1990, the Company issued certain notes (the "Founders' Notes") maturing on May 31, 2005, payable to the late Julian S. Smith and Carolyn C. Smith, former majority owners of the Company and the parents of the Controlling Stockholders. The Founders' Notes, which were issued in consideration for stock redemptions equal to 72.65% of the then outstanding stock of the Company, have principal amounts of $7.5 million and $6.7 million, respectively. The Founders' Notes are secured by security interests in substantially all of the assets of the Company and its Subsidiaries, and are personally guaranteed by the Controlling Stockholders.

         Principal and interest payments on the Founders' Note issued to the estate of Julian S. Smith are payable, in various amounts, each April and October, beginning October 1991 until October 2004, with a balloon payment due at maturity in the amount of $5.0 million. Additionally, monthly interest payments commenced on April 1993 and will continue until December 1996. Principal and interest paid in 1995 on this Founders' Note was $889,699 At December 31, 1995, $6,281,186 in principal amount of the Founders' Note remained outstanding.

         Principal payments on the Founders' Note issued to Carolyn C. Smith are payable, in various amounts, each April and October, beginning October 1991 until October 2002. The Founders' Notes include stated interest rates of 8.75%, payable annually from October 1990 until October 1992, then payable monthly commencing April 1993 to December 1996, and then semiannually thereafter until maturity. The effective interest rate approximates 9.4%. Principal and interest paid in 1995 on this Founders' Note was $1,135,508. At December 31, 1995, $5,160,627 in principal amount of the Founders' Note remained outstanding.

Relationship with Glencairn

         Glencairn is a  corporation  owned by (i) Edwin L.  Edwards,  Sr. (3%),
(ii) Carolyn C. Smith,  the mother of the  Controlling  Stockholders  (7%),  and
(iii) certain trusts established by Carolyn C. Smith for the benefit of her grandchildren (the "Glencairn Trusts") (90%). The 90% equity interest in Glencairn owned by the Glencairn Trusts is held through the ownership of non-voting common stock. The 7% equity interest in Glencairn owned by Carolyn C. Smith is held through the ownership of common stock that is generally non-voting, except with respect to certain specified extraordinary corporate matters as to which this 7% equity interest has the controlling vote. Edwin L. Edwards, Sr. owns a 3% equity interest in Glencairn through ownership of all of the issued and outstanding voting stock of Glencairn and is Chairman of the Board, President and Chief Executive Officer of Glencairn.

There have been, and the Company expects that in the future there will be, transactions between the Company and Glencairn. Glencairn is the owner-operator and FCC licensee of WNUV in Baltimore, WVTV in Milwaukee, WRDC in Raleigh/Durham and WABM in Birmingham. In July 1995, Glencairn acquired the license assets of WVTV and WNUV pursuant to options (the "WVTV Option" and the "WNUV Option") obtained by the Company from their respective former owners in May 1994 for $7.7 million and $9.9 million, respectively. The Company assigned the WVTV Option to Glencairn in July 1994 in return for Glencairn's cash payment to the Company of $2.0 million (plus accrued interest) in March 1995 and for Glencairn's agreement to enter into an LMA with the Company. The Company assigned the WNUV Option to Glencairn in December 1994 in return for Glencairn's cash payment to the Company of $2.2 million (plus accrued interest) in March 1995 and for Glencairn's agreement to enter into an LMA with the Company. In December 1994, the Company assigned to Glencairn the Company's rights to acquire the license assets of WTVZ. In 1995, this option was assigned back to the Company by Glencairn and has been exercised by the Company. No consideration was paid for the transfer to or from Glencairn.

         The Company has entered into LMAs with Glencairn relating to WNUV, WVTV, WRDC and WABM pursuant to which the Company provides programming to Glencairn for airing on WNUV, WVTV and WRDC, respectively, during the hours of 6:00 a.m. to 2:00 a.m. each day and has the right to sell advertising during this period, all in exchange for the payment by the Company to Glencairn of a monthly fee of $116,667, $95,833, $133,333 and $100,000, respectively.

         In June 1995, the Company acquired options from certain stockholders of Glencairn (the "Glencairn Options") which grant to the Company the right to acquire, subject to applicable FCC rules and regulations, stock comprising up to a 97% equity interest in Glencairn. Of the stock subject to the Glencairn Options, a 90% equity interest is non-voting and the remaining 7% equity interest is non-voting, except with respect to certain extraordinary matters as to which this 7% equity interest has the controlling vote. Each Glencairn Option was purchased by the Company for $1,000 ($5,000 in the aggregate) and is exercisable only upon the Company's payment of an option exercise price generally equal to the optionor's proportionate share of the aggregate acquisition cost of all stations owned by Glencairn on the date of exercise (plus interest at a rate of 10% from the respective acquisition date). The Company estimates that the aggregate option exercise price for the Glencairn Options, if currently exercised, would be approximately $8.8 million.

         In connection with the River City Acquisition, the Company has agreed to assign to Glencairn its option to purchase certain assets relating to WFBC, Anderson, South Carolina, one of the River City stations. In addition, the Company has agreed (subject to FCC approval) to sell to Glencairn for $2,000,000 the License Assets of WTTE, Columbus, Ohio, which the Company currently owns. WFBC is in a market in which the Company currently owns a station, and the Company is expected to acquire from River City a station in the same market as WTTE. The Company intends to enter into LMAs with Glencairn relating to WFBC and WTTE pursuant to which the Company will supply programming to Glencairn, obtain the right to sell advertising during the periods covered by the supplied programming and make payments to Glencairn in amounts not less than the operating costs of the stations allocable to the period covered by the supplied programming.

         Also in connection with the River City Acquisition, Glencairn has been granted an option to acquire from the current owner the license assets of KRRT, Kerrville, Texas, which is in the same market as a station the Company will acquire from River City. The Company will acquire the non-license assets of KRRT, and is expected to enter into an LMA with Glencairn with respect to KRRT pursuant to which the Company will supply programming to Glencairn, obtain the right to sell advertising during the periods covered by the supplied programming and make payments to Glencairn in amounts not less than the operating costs of the stations allocable to the period covered by the supplied programming.

The River City Acquisition

         Roy F. Coppedge, who will become a director of the Company upon satisfaction of certain conditions, and Barry Baker, who will become a director and executive officer of the Company upon satisfaction of certain conditions, each have a direct or indirect equity interest in River City Partners, L.P. Therefore, Messrs. Coppedge and Baker have an interest in the River City Acquisition, which is described under "Proposal 2: Authorization of the Charter Amendment -- The River City Acquisition."

Certain Business Relationships

         During 1995, Thomas & Libowitz, P.A., counsel to the Company, billed the Company approximately $718,000 in fees and expenses for legal services. Basil A. Thomas, a director of the Company, is of counsel to Thomas & Libowitz, P.A., and is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, P.A.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of Sinclair does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters not now known are properly brought before the Annual Meeting, the proxy holders will vote upon the same according to their discretion and best judgment.

                              STOCKHOLDER PROPOSALS

     Any proposal intended to be presented by any stockholder for action at the 1997 Annual Meeting of Stockholders of Sinclair must be received by the Secretary of Sinclair at 2000 West 41st Street, Baltimore, Maryland 21211 not later than FEBRUARY 2, 1997 in order for the proposal to be considered for inclusion in Sinclair's proxy statement and proxy relating to the 1997 Annual Meeting.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The audited financial statements of Sinclair for the years ended December 31, 1993, 1994 and 1995, and the unaudited financial statements of Sinclair for the quarter ended March 30, 1996, are incorporated by reference to the report of Sinclair on Forms 10-K and 10-Q, respectively. In addition, Management's Discussion and Analysis of Financial Condition and Results of Operations, as included in the Forms 10-K and 10-Q, are also incorporated by reference. Certain pro forma financial statements and audited financial statements of companies acquired by Sinclair, or the acquisition of which Sinclair considers probable, are included in Sinclair's Report on Form 8-K filed on May 17, 1996, which is incorporated by reference. The Company will provide, without charge to each person to whom this Proxy Statement is delivered, upon written or oral request, within one business day of receipt of such request, a copy of the information incorporated by reference.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            J. Duncan Smith, Secretary

Baltimore, Maryland
June 1, 1996

                                                                       EXHIBIT A


                       PROPOSED AMENDMENTS TO THE CHARTER

                                       OF

                         SINCLAIR BROADCAST GROUP, INC.


         1. The charter of the Corporation is hereby amended by striking out the Third Article thereof and inserting in lieu thereof the following:

         THIRD: Capital Structure. The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred forty-five million (145,000,000) shares, having an aggregate par value of one million four hundred fifty thousand dollars ($1,450,000), consisting of one hundred million (100,000,000) shares of Class A Common Stock with a par value of one cent ($.01) per share (the "Class A Common Stock"), thirty-five million (35,000,000) shares of Class B Common Stock with a par value of one cent ($.01) per share (the "Class B Common Stock"), and ten million (10,000,000) shares of Preferred Stock with a par value of one cent ($.01) per share (the "Preferred Stock"). Class A Common Stock and Class B Common Stock are hereinafter collectively referred to as "Common Shares."


         2. The charter of the Corporation is hereby further amended by adding the following at the end of the first sentence of the Sixth Article thereof:

         ; provided further, that nothing herein shall prevent the Board of Directors from classifying or reclassifying any such shares as
         Preferred Stock convertible into Common Shares that have already been authorized pursuant to Article Third hereof.

                                                                   EXHIBIT B


                            LONG TERM INCENTIVE PLAN
                                       OF
                            SINCLAIR BROADCAST GROUP

                                                                       EXHIBIT B

                          1996 LONG-TERM INCENTIVE PLAN

                                       of

                         SINCLAIR BROADCAST GROUP, INC.


                  1. Objectives. This 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc. (the "Plan") is adopted by Sinclair Broadcast Group, Inc., a Maryland corporation (the "Company"), to reward key individuals for making major contributions to the success of the Company and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making Awards (as hereinafter defined) under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.


                  2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

                  "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company or a Subsidiary (or any other senior officer of the Company or a Subsidiary to whom either of them shall delegate the authority to execute any Award Agreement).

                  "Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

                  "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

                  "Board" means the Board of Directors of the Company.

                  "Cash Award" means an award denominated in cash.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Company" has the meaning specified in paragraph 1 hereof.

                  "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

                  "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

                  "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

                  "Effective Date" means the date upon which this Plan shall be adopted and made effective in accordance with Section 17 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the NASDAQ National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the NASDAQ National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, or, if not reported by the NASDAQ Stock Market, by the National Quotation Bureau Incorporated.

                  "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

                  "Nonqualified Stock Option" means an Option that is not an Incentive Option.

                  "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

                  "Participant" means an employee of, or an individual otherwise performing services for or on behalf of, the Company or any of its Subsidiaries, and to whom an Award has been made under this Plan.

                  "Performance Award" means an award made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals.

                  "Performance  Goal"  means  a  standard   established  by  the
Committee, to determine in whole or in part whether a Performance Award shall be earned.

                  "Plan" has the meaning specified in Section 1 hereof.

                  "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

                  "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

                  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

                  "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price (in each case, as determined by the Committee).

                  "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

                  "Subsidiary" means (a) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (b) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

                  3. Eligibility. Individuals eligible for an Award under this Plan are those whose performance, in the judgment of the Committee, can have an effect on the success of the Company and its Subsidiaries.

                  4. Common Stock Available for Awards. Subject to the provisions of Section 13 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) an aggregate of 2,073,673 shares of Common Stock. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

                  5.       Administration.

                  (a) This Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board who meet the requirements of the definition of "disinterested person" in Rule 16b-3(d)(3) promulgated under the Exchange Act, or any successor rule.

                  (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the

         Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

                  (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

                  6. Delegation of Authority. The Committee may delegate its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are (a) subject to Section 16 of the Exchange Act or (b) not employees of the Company or any of its Subsidiaries.

                  7.       Awards.

                  (a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer (other than the Participant) for and on behalf of the Company. Awards may consist of those listed in this Section 7(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. All or part of an Award may be subject to conditions established by the
         Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance.

                           (i) Stock  Option.  An Award may be in the form of an
                  Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common

                  Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than 50% of the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

                           (ii) Stock Appreciation Right. An Award may be in the
                  form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

                           (iii) Stock  Award.  An Award may be in the form of a
                  Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

                           (iv) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

                           (v) Performance  Award.  Without limiting the type or
                  number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (A) 90 days after the commencement of the period of service to which the Performance Goal relates and (B) the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: revenue, cash flow, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations ss. 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing to the Board that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

                  (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

                           (i) no Participant may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for more than the remainder of 1,500,000 shares of Common Stock less, if any, the number of shares of Common Stock underlying existing Options or SARs granted to such Participant under the Plan;

                           (ii) no Participant may be granted, during any calendar year, Awards consisting of shares of Common Stock or units denominated in such shares (other than any Awards consisting of Options or SARs) covering or relating to more than 20,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

                           (iii) no Participant may be granted Awards consisting
                  of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any calendar year having a value determined on the date of grant in excess of $300,000.

                  8.       Payment of Awards.

                  (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

                  (b) Deferral. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

                  (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

                  (d)   Substitution  of  Awards.   At  the  discretion  of  the
         Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

                  9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards.

If permitted by the Committee, payment may be made by successive exercises by a Participant. The Committee may provide for loans from the Company to a Participant to permit the exercise or purchase of Awards and may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

                  10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

                  11. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (b) no amendment or alteration shall be effective prior to approval by the stockholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

                  12. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 12 shall be null and void.

                  13.      Adjustments.

                  (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards and (iii) the appropriate Fair Market Value and other price determinations for such Awards to give effect to such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or an assumption of previously issued Awards as part of such adjustment.

                  14. Restrictions. Unless otherwise agreed to by the Company, no Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock certificates delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

                  15. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

                  16. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Maryland.

                  17. Effectiveness. This Plan shall become effective as of the date set forth in the resolutions of the Board approving and adopting this Plan; provided, however, that the effectiveness of this Plan is expressly conditioned upon (a) the approval of this Plan by the Board and the Compensation Committee of the Company and (b) the approval of this Plan by the holders of common stock of the Company of all classes, voting together as a single class.

                                                                    EXHIBIT C


                      AMENDMENTS TO 1995 STOCK OPTION PLAN

                         SINCLAIR BROADCAST GROUP, INC.


                                 FIRST AMENDMENT

                                       to

                           INCENTIVE STOCK OPTION PLAN


         THIS FIRST AMENDMENT TO INCENTIVE STOCK OPTION PLAN ("Amendment") is hereby adopted on this 10th day of April, 1996 by the Board of Directors of Sinclair Broadcast Group, Inc., a Maryland corporation (the "Corporation").

         WHEREAS, the stockholders of the Corporation approved an Incentive Stock Option Plan (the "Plan") on May 11, 1995 providing for the issuance by the Incentive Stock Option Committee of the Board of Directors of options to purchase up to 400,000 shares of the Corporation's Class A Common Stock; and

         WHEREAS, the Plan provides that the Board of Directors may amend the Plan; and

         WHEREAS, by resolution date April 10th, 1996, the Incentive Stock Option Committee of the Board of Directors recommended approval of the Amendment; and

         WHEREAS, the Board of Directors, pursuant to the Unanimous Consent of Directors dated April 10th, 1996 have directed that this Amendment be adopted.

         NOW, THEREFORE, pursuant to the foregoing recitals, the Plan is hereby amended as follows:

         1. Section 2 of the Plan is amended by adding the following sentence to the end of that section:

         "If the Company enters into an Asset Purchase Agreement ("Agreement") with River City Broadcasting, L.P. ("River City") providing for the purchase by the Company of substantially all of the assets of River City, then, upon the first closing of the transactions contemplated in the Agreement, the authority to determine which non-insider eligible participants (meaning eligible participants who are not subject to the provisions of either Sections 16(a) or 16(b) of the Securities Exchange Act of 1934) may be granted options under the Plan will be vested in Barry Baker."

         2. Section 7 of the Plan is deleted in its entirety and replaced with the following:

                  "7.      Other Provisions.

                  (a) The options granted under this plan will vest and become exercisable on the third anniversary of the grant date ("Vesting Date").

                  (b) If the Optionee voluntarily terminates his employment with the Company prior to the Vesting Date, all options held by the Optionee will immediately terminate.

                  (c) If the Optionee is terminated from employment by the Company for "cause," as defined in such Optionee's then effective employment agreement, options held by the Optionee will immediately terminate.

                  (d) If the Optionee's employment with the Company is terminated by the Company without cause, or in the event the Optionee's employment with the Company is terminated due to disability or death, the vesting of the option will be accelerated as follows: (a) one-third (1/3) if such termination occurs after the first anniversary (and before the second anniversary) of the date of grant, and (b) two-thirds (2/3) if such termination occurs after the second anniversary (and before the third anniversary) of the date of grant, and the Optionee may, within three (3) months thereafter, exercise that portion of the option to the extent of such accelerated vesting; options not so exercised will terminate upon the expiration of said three (3) month period.

                  (e) If the Optionee dies while employed by the Company or within three (3) months after termination of his employment by the Company, then within six (6) months after the date of the Optionee's death, subject to the provisions of Subsections 7(a) and 7(d) above, the option may be exercised by his estate or by any person who has acquired the Optionee's right to exercise the option by bequest or inheritance to the extent the option was exercisable as of the date of his death. Upon the expiration of said six (6) month period, all unexercised options will terminate.

                  (f) Except as otherwise provided in Subsection 7(e) above, the option and all rights granted hereunder may not be transferred by the Optionee, and may not be assigned, pledged, or hypothecated in any way and will not be subject to execution, attachment, or similar process. Upon any attempt by the Optionee to transfer the option, or to assign, pledge, hypothecate, or otherwise dispose of such option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy or any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void. The option will be exercisable, during the lifetime of the Optionee, only by the Optionee."

         2. The language used in any future grant of options under the Plan shall be conformed to reflect the foregoing amendment.

         3. No other provisions of the Plan shall be affected hereby, and the remainder of the Plan shall remain in full force and effect.

                         SINCLAIR BROADCAST GROUP, INC.
                 SECOND AMENDMENT TO INCENTIVE STOCK OPTION PLAN


         THIS  SECOND   AMENDMENT  TO  INCENTIVE   STOCK  OPTION  PLAN  ("Second
Amendment") is hereby adopted as of the 29th day of May, 1996 by the Compensation Committee and the Incentive Stock Option Committee of the Board of Directors of Sinclair Broadcast Group, Inc., a Maryland corporation (the "Corporation").

         WHEREAS, the stockholders of the Corporation approved an Incentive Stock Option Plan (the "Plan") on May 11, 1995 providing for the issuance by the Incentive Stock Option Committee of Options to purchase up to four hundred thousand (400,000) shares of the Corporation's Class A Common Stock; and

         WHEREAS, the Plan provides that the Board of Directors may amend the Plan; and

         WHEREAS, the Board of Directors did so amend the Plan on April 10, 1996 (the "First Amendment"); and

         WHEREAS, by Resolution dated May 29, 1996, the Incentive Stock Option Committee of the Board of Directors recommended approval of this Second Amendment; and

         WHEREAS, the Board of Directors, pursuant to the Unanimous Consent of the Directors dated May 29, 1996, have directed that this Second Amendment be adopted.

         NOW, THEREFORE, pursuant to the foregoing Recitals, the Plan is hereby amended as follows:

         1. The final sentence of Section 2 of the Plan is deleted in its entirety and replaced with the following:

            "If  and  when  Barry   Baker   becomes   an  officer  of   Sinclair
            Communications, Inc., as contemplated under the Asset Purchase Agreement with River City Broadcasting, L.P. providing for the purchase by the Company of substantially all of the assets of River City, the authority to determine which non-insider eligible participants (meaning eligible participants who are not subject to the provisions of Section 16 of the Securities Exchange Act of 1934) may be granted options under the Plan will be vested in Mr. Baker."

         2. The following language shall be added to the end of Section 7(b) of the Plan:

            "If the Optionee voluntarily terminates his employment with the Company subsequent to the Vesting Date, the Optionee may, within three (3) months thereafter, subject to the provisions of Subsection 7(a) above, exercise the Option to the extent that the Option was exercisable as of the date of termination of his employment; in such case, all unexercised Options shall terminate, be forfeited, and shall lapse upon the expiration of said three (3) month period."

         3. Section 12 of the Amended Plan shall be deleted in its entirety and replaced with the following:

                  "12. Option Agreement. The granting of an Option shall take place and become effective on such date as the Incentive Stock Option Committee so determines. The Company shall cause a written Option
         Agreement substantially in the form of the Incentive Stock Option Agreement, which is attached hereto and marked Exhibit 1 to be presented to the Optionee in a timely manner upon the grant of such Options by the Incentive Stock Option Committee.

         4. No other provisions of the Plan shall be affected hereby, and the remainder of the Plan shall remain in full force and effect.

                            Sinclair Broadcast Group, Inc.
                    Proxy for Annual Meeting of June 28, 1996

[ ]Please Mark
   votes as in                                                                                      ----
   this example.                                                                                        |
                                                                                                        |
   The Board of Directors recommends a vote FOR items 1, 2, 3, 4 and 5.

   1. Election of seven directors for a term expiring in 1997 as set forth in the Proxy Statement --
   Nominees: David D. Smith, Frederick G. Smith, J. Duncan Smith,
   Robert E. Smith, Basil A. Thomas, William E. Brock, Lawrence E.                                       FOR     AGAINST    ABSTAIN
   McCanna                                                       2. Approval of the Charter Amendment    [ ]       [ ]        [ ]
                                                                    as set forth in the Proxy Statement
                 FOR           WITHHELD
                 [ ]             [ ]                             3. Approval of LTIP as set forth in     [ ]       [ ]        [ ]
                                                                    the Proxy Statement

                                            MARK HERE [ ]        4. Approval of the 1995 Plan Amendments [ ]       [ ]        [ ]
                                          FOR ADDRESS               as set forth in the Proxy Statement
                                           CHANGE AND
[ ]_______________________________         NOTE BELOW            5. Ratification of the Appointment of
 For all nomines except as noted above                              Independent Auditors



                                                                 Please mark,  sign and date,  and return the proxy
                                                                 card promptly using the enclosed envelope.

                                                                 Please sign  exactly as name  appears to the left.
                                                                 When shares are held by joint tenants, both should
                                                                 sign.   When   signing  as   attorney,   executor,
                                                                 administrator,  trustee or  guardian,  please give
                                                                 full title as such. If a corporation,  please sign
                                                                 in full  corporate  name  by  President  or  other
                                                                 authorized officer. If a partnership,  please sign
                                                                 in partnership name by authorized person.


Signature(s): __________________  Dated: ___________________  Signature(s): ____________________  Dated: ____________________

                                      PROXY
                         SINCLAIR BROADCAST GROUP, INC.

                    This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints David D. Smith and Frederick G. Smith, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of Sinclair Broadcast Group, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Sinclair Broadcast Group, Inc. to be held on June 28, 1996 at Sinclair's offices at 2000 W. 41st Street, Baltimore, Maryland 21211 at 10:00 a.m. or any adjournment thereof.

              NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for directors and FOR each of the other proposals.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
                                                                       SIDE